Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Digital Cinema Destination Corp. on Form S-3, to be filed on or about May 1, 2013 of our report dated September 21, 2012 on our audits of the consolidated financial statements of Digital Cinema Destinations Corp. and Subsidiaries (the “Successor”) as of June 30, 2012 and 2011and for the year ended June 30, 2012 and for the period from inception (July 29, 2010) to June 30, 2011 (Successor periods) and the combined statements of operations, stockholder’s equity and cash flows for Rialto Theatre of Westfield, Inc. and Cranford Theatre, Inc. (the “Predecessor”) for the year ended December 31, 2010 (Predecessor period), which report was included in the Annual Report on Form 10-K filed September 24, 2012. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3.

/s/ EISNERAMPER LLP

Edison, New Jersey
April 30, 2013